Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Vice President & Treasurer
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Third Quarter 2012 Results

For the third quarter of 2012, highlights include:

•	Total revenues of $725.5 million

•	GAAP gross margin of 32.8 percent

•	Non-GAAP gross margin of 33.2 percent

•	GAAP net income per fully diluted share of $0.03

•	Non-GAAP net income per fully diluted share of $0.12

•	Extended debt maturity of $99.9 million of 2.625% convertible senior subordinated notes from December 2013 to December 2016 via a notes exchange

•	Repurchased 4.1 million shares of common stock

PHOENIX, Ariz. – Nov. 1, 2012 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the third quarter of 2012 were $725.5 million, down approximately three percent compared to the second quarter of 2012. During the third quarter of 2012, the company reported GAAP net income of $12.5 million, or $0.03 per fully diluted share. The third quarter 2012 GAAP net income was impacted by $41.0 million of special items. The complete special item details can be found in the attached schedules.

Third quarter 2012 non-GAAP net income was $53.5 million, or $0.12 per share on a fully diluted basis, compared to $65.0 million, or $0.14 per share on a fully diluted basis, for the second quarter of 2012. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the third quarter of 2012 were down approximately two percent when compared to the second quarter of 2012. Total company GAAP gross margin in the third quarter was 32.8 percent. Non-GAAP gross margin in the third quarter was 33.2 percent.

Adjusted EBITDA for the third quarter of 2012 was $115.7 million. Adjusted EBITDA for the second quarter of 2012 was $128.9 million.

“Although we were able to achieve the lower end of our revenue guidance for the third quarter of 2012, our business was negatively impacted from slower demand in several of our key end-markets,” said Keith Jackson, ON Semiconductor president and CEO. “In addition, sales in the September month of the quarter were below normal seasonality trends. To offset the lower revenue levels, we took a number of temporary and permanent actions during the third quarter of 2012 which enabled the company to reduce its non-GAAP operating expenses by approximately 7 percent compared to the second quarter of 2012.”

“In August of 2012, the Board of Directors and its Special Committee authorized a $300 million share repurchase program over a three year period,” Jackson said. “The ability to repurchase our common stock at current valuations is compelling for the company and we believe this is a good use of our excess cash. During the third quarter, we repurchased approximately 4.1 million shares under the share repurchase program and have continued our share repurchase activities in the fourth quarter.”

ON Semiconductor Reports Third Quarter 2012 Results

“Given the short lead-time environment, our visibility still remains limited,” Jackson continued. “We have, however, recently seen a stabilization in our 4 week and 13 week booking trends, which we generally would expect to point to a bottoming of revenues in the next one to two quarters. With the actions we have taken to better align our costs to the slower demand environment as well as further actions we can take if the business environment remains challenging, we believe we are well positioned to deliver strong free cash flow from operations in 2013.”

FOURTH QUARTER 2012 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $650 to $690 million in the fourth quarter of 2012,” Jackson said. “Backlog levels for the fourth quarter of 2012 represent approximately 80 to 85 percent of our anticipated fourth quarter 2012 revenues. We expect that average selling prices for the fourth quarter of 2012 will be down approximately two percent when compared to the third quarter of 2012. The non-GAAP outlook for the fourth quarter of 2012 includes stock-based compensation expense of approximately $6 million.”

The following table outlines ON Semiconductor’s projected fourth quarter of 2012 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q4 2012 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$650 to $690 million		$650 to $690 million
Gross Margin	30% to 32%		30% to 32%
Operating Expenses	$175 to $185 million	$15 million	$160 to $170 million
Net Interest Expense / Other Expenses	$10 million		$10 million
Convertible Notes, Non-cash Interest Expense*	$5 million	$5 million	$0 million
Tax	$3 to $5 million	$1 million	$2 to $4 million
Fully Diluted Share Count **	450 million		450 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. Please refer to the table on our website for potential changes to the fully diluted share count. This table can be found on our website at http://www.onsemi.com under Investors - Investor Relations, Quarterly Results.

ON Semiconductor Reports Third Quarter 2012 Results

***	Special Items can include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, income tax adjustments to approximate cash taxes, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that - when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases - provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 4:30 p.m. Eastern Time (ET) on November 1, 2012 to discuss this announcement and ON Semiconductor’s results for the third quarter of 2012. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 44943754. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through November 8, 2012. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 44943754.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating expenses, poor economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including

ON Semiconductor Reports Third Quarter 2012 Results

the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings (including the voluntary retirement program for employees in our SANYO Semiconductor Products Group and our recent global workforce reduction), significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s 2011 Annual Report on Form 10-K filed with the SEC on February 22, 2012, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Third Quarter 2012 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months Ended
	September 28, 2012	June 29, 2012	September 30, 2011	September 28, 2012	September 30, 2011 (1)
Revenues	$725.5	$744.8	$898.0	$2,214.7	$2,674.4
Cost of product revenues	487.5	486.5	636.9	1,473.2	1,904.8

Gross profit	238.0	258.3	261.1	741.5	769.6
Gross margin	32.8%	34.7%	29.1%	33.5%	28.8%
Operating expenses:
Research and development	90.1	97.8	91.5	279.3	271.8
Selling and marketing	44.2	47.0	48.4	136.8	149.0
General and administrative	36.8	40.9	51.9	119.7	151.3
Amortization of acquisition-related intangible assets	11.1	11.1	10.6	33.3	31.7
Restructuring, asset impairments and other, net	11.2	34.6	65.4	57.3	82.9

Total operating expenses	193.4	231.4	267.8	626.4	686.7

Operating income (loss)	44.6	26.9	(6.7)	115.1	82.9

Other income (expenses), net:
Interest expense	(13.6)	(14.1)	(16.9)	(43.4)	(52.5)
Interest income	0.3	0.3	0.3	1.1	0.8
Other	(3.6)	2.3	(3.1)	3.4	(6.6)
Loss on debt repurchase or exchange	(7.8)	—	(5.3)	(7.8)	(5.3)
Gain on SANYO Semiconductor acquisition	—	—	—	—	24.3

Other income (expenses), net	(24.7)	(11.5)	(25.0)	(46.7)	(39.3)

Income (loss) before income taxes	19.9	15.4	(31.7)	68.4	43.6
Income tax provision	(6.5)	(7.2)	(17.3)	(17.8)	(21.3)

Net income (loss)	13.4	8.2	(49.0)	50.6	22.3
Less: Net income attributable to non-controlling interests	(0.9)	(1.3)	(0.4)	(3.0)	(1.9)

Net income (loss) attributable to ON Semiconductor Corporation	$12.5	$6.9	$(49.4)	$47.6	$20.4

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic	$0.03	$0.02	$(0.11)	$0.10	$0.05

Diluted	$0.03	$0.02	$(0.11)	$0.10	$0.04

Weighted average common shares outstanding:
Basic	454.6	454.5	448.8	453.9	445.5

Diluted	456.2	457.5	448.8	458.2	454.3

(1)

The consolidated statement of operations has been revised to reflect adjustments to the previously reported gain on SANYO Semiconductor acquisition. As required by ASC Topic 805, Business Combinations, any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis.

ON Semiconductor Reports Third Quarter 2012 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	September 28, 2012	June 29, 2012	December 31, 2011
Assets
Cash and cash equivalents	$421.4	$517.8	$652.9
Short-term investments	221.6	238.6	248.6
Receivables, net	415.4	439.8	457.2
Inventories	644.3	659.7	637.4
Other current assets	121.9	88.8	121.6
Deferred income taxes, net of allowances	10.4	10.0	10.0

Total current assets	1,835.0	1,954.7	2,127.7
Property, plant and equipment, net	1,231.6	1,201.4	1,109.5
Deferred income taxes, net of allowances	34.6	33.1	34.2
Goodwill	198.7	198.7	198.7
Intangible assets, net	303.9	314.8	337.2
Other assets	66.1	68.0	76.2

Total assets	$3,669.9	$3,770.7	$3,883.5

Liabilities, Non-Controlling Interests and Stockholders’ Equity
Accounts payable	$349.9	$416.4	$451.8
Accrued expenses	248.7	283.4	239.8
Income taxes payable	6.2	4.2	7.5
Accrued interest	4.1	0.9	0.7
Deferred income on sales to distributors	149.9	152.2	172.0
Deferred income taxes, net of allowances	33.9	32.3	33.6
Current portion of long-term debt	260.9	265.3	370.1

Total current liabilities	1,053.6	1,154.7	1,275.5
Long-term debt	802.5	805.0	836.9
Other long-term liabilities	252.8	246.6	260.1
Deferred income taxes, net of allowances	21.4	19.8	17.5

Total liabilities	2,130.3	2,226.1	2,390.0

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.1	5.1	5.0
Additional paid-in capital	3,143.2	3,133.6	3,113.5
Accumulated other comprehensive loss	(45.2)	(44.7)	(46.7)
Accumulated deficit	(1,154.7)	(1,167.2)	(1,202.3)
Less: treasury stock, at cost	(437.1)	(409.6)	(401.3)

Total ON Semiconductor Corporation stockholders’ equity	1,511.3	1,517.2	1,468.2
Non-controlling interest in consolidated subsidiaries	28.3	27.4	25.3

Total equity	1,539.6	1,544.6	1,493.5

Total liabilities and equity	$3,669.9	$3,770.7	$3,883.5

ON Semiconductor Reports Third Quarter 2012 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months Ended
	September 28, 2012	June 29, 2012	September 30, 2011	September 28, 2012	September 30, 2011 (1)
Net income (loss)	$13.4	$8.2	$(49.0)	50.6	22.3
Adjusted for:
Depreciation and amortization	61.3	60.3	56.9	182.7	166.8
Interest expense	13.6	14.1	16.9	43.4	52.5
Interest income	(0.3)	(0.3)	(0.3)	(1.1)	(0.8)
Income tax provision	6.5	7.2	17.3	17.8	21.3
Net income attributable to non-controlling interests	(0.9)	(1.3)	(0.4)	(3.0)	(1.9)
Restructuring, asset impairments and other, net	11.2	34.6	65.4	57.3	82.9
Non-cash manufacturing expenses	—	—	—	—	80.4
Actuarial losses on pension plans and other pension benefits	—	3.4	5.7	3.4	5.7
SANYO Semiconductor inventory item	3.1	4.9	41.5	8.0	41.5
Gain on SANYO Semiconductor acquisition	—	—	—	—	(24.3)
SANYO Semiconductor purchase agreement amounts due from SANYO Electric	—	(2.2)	—	(2.2)	—
Loss on debt repurchase or exchange	7.8	—	5.3	7.8	5.3
Expensing of appraised inventory fair market value step up	—	—	10.6	—	53.0

Adjusted EBITDA*	115.7	128.9	169.9	364.7	504.7
Increase (decrease):
Interest expense	(13.6)	(14.1)	(16.9)	(43.4)	(52.5)
Interest income	0.3	0.3	0.3	1.1	0.8
Income tax provision	(6.5)	(7.2)	(17.3)	(17.8)	(21.3)
Net income attributable to non-controlling interest	0.9	1.3	0.4	3.0	1.9
Non-cash asset impairment charges	2.1	—	61.7	2.1	61.7
Actuarial gains on pension plans and other pension benefits	—	(3.4)	(5.7)	(3.4)	(5.7)
SANYO Semiconductor inventory item	(3.1)	(4.9)	(41.5)	(8.0)	(41.5)
Restructuring, asset impairments, and other, net	(11.2)	(34.6)	(65.4)	(57.3)	(82.9)
SANYO Semiconductor purchase agreement amounts due from SANYO Electric	—	2.2	—	2.2	—
Expensing of appraised inventory fair market value step up	—	—	(10.6)	—	(53.0)
Share-based compensation expense	2.1	5.2	6.0	14.7	26.9
Gain on sale or disposal of fixed assets	(2.7)	(0.5)	(1.8)	(4.7)	(6.9)
Amortization of debt issuance costs and debt discount	0.6	0.6	0.6	1.7	1.8
Provision for excess inventories	3.3	11.5	14.9	30.6	18.7
Non-cash interest expense	5.5	6.0	8.9	18.7	26.5
Deferred income taxes	1.4	(1.2)	2.0	3.4	(7.2)
Other	(0.8)	(0.1)	1.1	(1.4)	0.5
Changes in operating assets and liabilities	(82.1)	(30.9)	12.6	(166.8)	8.3

Net cash provided by operating activities	$11.9	$59.1	$119.2	$139.4	$380.8

ON Semiconductor Reports Third Quarter 2012 Results

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

(1)

The consolidated statement of operations has been revised to reflect adjustments to the previously reported SANYO purchase price allocation. As required by ASC Topic 805, Business Combinations, any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis. For the final SANYO Semiconductor purchase price allocation, see our 2011 Form 10-K filed with the SEC on February 22, 2012.

ON Semiconductor Reports Third Quarter 2012 Results

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Nine Months Ended
	September 28, 2012	June 29, 2012	September 30, 2011	September 28, 2012	September 30, 2011 (1)
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$238.0	$258.3	$261.1	$741.5	$769.6

Special items:
a) Expensing of appraised inventory fair market value step up	—	—	10.6	—	53.0
b) Non-cash manufacturing expenses and amortization of intangibles	—	—	—	—	81.5
c) Actuarial losses on pension plans and other pension benefits	—	2.6	1.5	2.6	1.5
d) SANYO Semiconductor inventory item	3.1	4.9	41.5	8.0	41.5

Total Special items	3.1	7.5	53.6	10.6	177.5

Non-GAAP gross profit	$241.1	$265.8	$314.7	$752.1	$947.1

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	32.8%	34.7%	29.1%	33.5%	28.8%

Special items:
a) Expensing of appraised inventory fair market value step up	—	—	1.2%	—	2.0%
b) Non-cash manufacturing expenses and amortization of intangibles	—	—	—	—	3.0%
c) Actuarial losses on pension plans and other pension benefits	—	0.3%	0.2%	0.1%	0.1%
d) SANYO Semiconductor inventory item	0.4%	0.7%	4.6%	0.4%	1.6%

Total Special items	0.4%	1.0%	6.0%	0.5%	6.6%

Non-GAAP gross margin	33.2%	35.7%	35.0%	34.0%	35.4%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$193.4	$231.4	$267.8	$626.4	$686.7

Special items:
a) Amortization of acquisition related intangible assets	(11.1)	(11.1)	(10.6)	(33.3)	(31.7)
b) Actuarial gains (losses) on pension plans and other pension benefits	—	(0.8)	(4.2)	(0.8)	(4.2)
c) Restructuring, asset impairments and other, net	(11.2)	(34.6)	(65.4)	(57.3)	(82.9)
d) SANYO Semiconductor acquisition related costs	—	—	—	—	(7.3)

Total Special items	(22.3)	(46.5)	(80.2)	(91.4)	(126.1)

Non-GAAP operating expenses	$171.1	$184.9	$187.6	$535.0	$560.6

ON Semiconductor Reports Third Quarter 2012 Results

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$12.5	$6.9	$(49.4)	$47.6	$20.4

Special items:
a) Expensing of inventory fair market value step up (cost of revenues)	—	—	10.6	—	53.0
b) Non-cash manufacturing expenses and amortization of intangibles (cost of revenues)	—	—	—	—	81.5
c) Actuarial (gains) losses on pension plans and other pension benefits (cost of revenues)	—	2.6	1.5	2.6	1.5
d) SANYO Semiconductor inventory item	3.1	4.9	41.5	8.0	41.5
e) Amortization of acquisition related intangible assets (operating expenses)	11.1	11.1	10.6	33.3	31.7
f) Actuarial (gains) losses on pension plans and other pension benefits (operating expenses)	—	0.8	4.2	0.8	4.2
g) Restructuring, asset impairments and other, net	11.2	34.6	65.4	57.3	82.9
h) Gain on SANYO Semiconductor acquisition	—	—	—	—	(24.3)
i) SANYO Semiconductor acquisition related costs	—	—	—	—	7.3
j) SANYO Semiconductor purchase agreement amounts due from SANYO Electric	—	(2.2)	—	(2.2)	—
k) Loss on debt repurchase or exchange	7.8	—	5.3	7.8	5.3
l) Non-cash interest expense	5.5	6.0	8.9	18.7	26.5
m) Adjustment to reflect cash taxes	2.3	0.3	11.9	2.1	5.6

Total Special items	41.0	58.1	159.9	128.4	316.7

Non-GAAP net income	$53.5	$65.0	$110.5	$176.0	$337.1

Non-GAAP net income per share:
Basic	$0.12	$0.14	$0.25	$0.39	$0.76

Diluted	$0.12	$0.14	$0.24	$0.38	$0.74

Weighted average common shares outstanding:
Basic	454.6	454.5	448.8	453.9	445.5

Diluted:	456.2	457.5	454.8	458.2	454.3

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

	Quarter Ended			Nine Months Ended
	September 28, 2012	June 29, 2012	September 30, 2011	September 28, 2012	September 30, 2011
Cost of revenues	$0.5	$0.7	$1.3	$2.6	$4.9
Research and development	0.6	0.9	1.6	3.1	5.5
Selling and marketing	0.7	0.8	1.3	3.1	4.9
General and administrative	0.3	2.8	1.8	5.9	11.6

Total share-based compensation expense	$2.1	$5.2	$6.0	$14.7	$26.9

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension

ON Semiconductor Reports Third Quarter 2012 Results

plans and other pension benefits, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

(1) The consolidated statement of operations has been revised to reflect adjustments to the previously reported SANYO Semiconductor purchase price allocation. As required by ASC Topic 805, Business Combinations, any adjustments to the initial purchase price allocation should be recorded and reported on a retrospective basis. For the final SANYO Semiconductor purchase price allocation, see our 2011 Form 10-K filed with the SEC on February 22, 2012.